Exhibit 10(qq)

AMENDMENT TO

THE BANK OF NEW YORK COMPANY, INC.

1993 LONG-TERM INCENTIVE PLAN

WHEREAS, the 1993 Long-Term Incentive Plan of The Bank of New York Company, Inc.(the “Plan”) was adopted by the Board of Directors of The Bank of New York Company, Inc. (the “Company”), effective as of January 1, 1993; and

WHEREAS, Section 16 of the Plan provides that the Board of Directors (the “Board”) may amend the Plan at any time, except in certain respects not material hereto; and

WHEREAS, the Board has amended the Plan, effective as of October 9, 2006;

NOW, THEREFORE, subject to the above, the first paragraph of Section 17 of the Plan is hereby amended and restated, effective as of October 9, 2006, to read as follows:

ADJUSTMENT OF AND CHANGES IN STOCK. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee will make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this amendment to be executed by its duly authorized officers this 15th day of December, 2006.

/s/ Thomas A. Renyi
Thomas A. Renyi

ATTEST:

/s/ Patricia A. Bicket
Patricia A. Bicket